Exhibit 3.3

CERTIFICATE OF FORMATION

OF

HILTON GRAND VACATIONS BORROWER LLC

This Certificate of Formation of Hilton Grand Vacations Borrower LLC (the “LLC”), dated as of October 4, 2016, is being duly executed by an authorized person to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.).

FIRST: The name of the limited liability company is “Hilton Grand Vacations Borrower LLC”.

SECOND: The address of the registered office of the LLC in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

THIRD: The name and address of the registered agent for service of process on the LLC in the State of Delaware are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Leah Barnes
Name: Leah Barnes
Title: Authorized Person

[Certificate of Formation – Hilton Grand Vacations Borrower LLC]